Garb Corporation

Principal Officer Employment Contract

Tammy Taylor

August 21, 2013

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) made and entered into as of the 21st day of August 2013, by and between Garb Corporation, a Utah corporation (the “Company”), and Tammy Taylor, an individual (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Employee has substantial knowledge and experience relating to the management and operation of Company’s businesses, and the Company desires to obtain the full time services of the Employee to serve in an executive capacity with the Company; and

WHEREAS, the Employee is ready, willing and able to serve the Company, all upon the terms and subject to the conditions hereinafter set forth, and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Part A. Employment.

1. Duties. Subject to the terms and conditions of their Agreement, the Company shall employ the Employee and the Employee shall render services to the Company. In addition, the Employee shall serve such of the Company’s subsidiaries as may be requested from time to time by the Company, without requirement of any additional compensation to the Employee.

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2. Time of Employment. Throughout the period of their employment hereunder the Employee will devote their professional and business time, attention, knowledge and skills to faithfully, diligently and to the best of their abilities perform their duties hereunder. It is expected that the Employee will render their services primarily at the Company’s offices and from their present office, or such address as the Employee shall deem fit in their discretion, provided that the Employee will engage in such traveling as may be reasonably required in connection with the performance of their duties hereunder.

3. Title. The Company will initially cause the Employee to be appointed a CEO/President of the Company.

4. Ability to Perform. The Employee hereby represents and warrants to the Company that he is under no legal disability and has entered into no agreements that in any way limit or render the Employee incapable of performing their obligations under the Agreement or their fiduciary duties as an Employee of the Company. The Employee further covenants that he will not impair their ability to carry out their obligations under the Agreement or their fiduciary duties by entering into any agreement or in any way assisting others, directly or indirectly, to enter into any agreement which will violate the confidentiality and non-competition provisions of Part D of the Agreement.

Part B. Term of Employment; Termination of Agreement.

1. Term. Subject to prior termination in accordance with the provisions hereof, the term of the Agreement shall commence on the date hereof and shall continue during their term of service as a director. (the “Term”).

2. Termination For Cause. Anything contained in Section 1 of the Part B to the contrary notwithstanding, the Agreement may be terminated at the option of the Company (the “Board”) for “Cause” (as hereinafter defined), effective upon the giving of written notice of termination to the Employee. As used herein, the term “Cause” shall mean and be limited to:

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(a) any act committed by the Employee against the Company, or any of its subsidiaries or divisions, constituting: (i) fraud, (ii) misappropriation of corporate opportunity, breach of fiduciary duty or non-disclosure of a conflict of interest, (iii) self-dealing, (iv) embezzlement of funds, (v) felony conviction for conduct involving moral turpitude or other criminal conduct, or (vi) the willful disregard by the Employee of the reasonable directions of the Board (vii) any conduct materially detrimental to the Company or its customers, or

(b) the breach or default by the Employee in the performance of any material provision of the Agreement (including but not limited to Part D below); or

(c) alcoholism or any other form of addiction which impairs the Employee’s ability to perform their duties hereunder.

3. Deaths or Disability. Anything contained in Section 1 of the Part B to the contrary notwithstanding, the Agreement may be terminated by the Company: (i) upon the death of the Employee, or (ii) on thirty (30) days’ prior written notice to the Employee, in the event that the Employee shall be physically or mentally disabled or impaired so as to prevent their from continuing the normal and proper performance of their duties and responsibilities hereunder for a period of three (3) consecutive months. The initial determination as to whether the Employee is disabled or impaired shall be made by the physician regularly treating the condition causing the disability. The Company shall have the right to require the Employee to be examined by a physician duly licensed to practice medicine in the State in which the Employee has their primary residence to determine such physician’s opinion as to the Employee’s disability. If such physician’s opinion differs from that of the physician treating the Employee, or a physician thereafter retained by the Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties hereto. All costs of the physician regularly treating or thereafter retained by the Employee shall be paid by the Employee. All costs of the physician retained by the Company shall be paid by the Company. If a third physician is required, then the costs of that physician shall be paid by the Company.

4. No Further Obligations. Upon any termination of the Agreement by the Company for “Cause” pursuant to Section 2 of the Part B, or by reason of the Employee’s death or disability pursuant to Section 3 of the Part B, neither the Company nor any subsidiary or division thereof shall be liable for or be required to pay to the Employee any further remuneration, compensation or other benefits hereunder.

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Part C. Compensation; Expenses.

1. Base Compensation. As compensation for their services during the Term, the Company shall pay or cause to be paid to the Employee remuneration as determined by the members of the Company’s Board of Directors. Annually the Company will comply with the shareholders’ “say in pay” SEC rules.

2. Signing Bonus. Employee shall be paid a signing bonus consisting of $10,000 as approved by the Company’s Board of Directors.

3. Benefits. In addition to the foregoing compensation, the Employee shall, throughout the period of their employment hereunder, be eligible to participate in any and all group health, group life and/or other benefit plans generally made available by the Company to its Employees, provided that nothing herein contained shall be deemed to require the Company to maintain or continue any plan or policy.

4. Expenses. In addition to the compensation set forth above, throughout the period of the Employee’s employment hereunder, the Company shall also reimburse the Employee or cause the Employee to be reimbursed, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefore, for any reasonable, approved business expenses incurred by the Employee in connection with the performance of their duties and responsibilities hereunder; provided, however, that in order to be reimbursable hereunder, any such expense must be deductible (in whole or in part) by the Company for federal income tax purposes. Specifically, Company shall reimburse Employee for actual travel costs and expenses, such as travel, food & lodging, but not for time and participation. Employee will fly coach class in the United States and Business Class for any international flights. The Company will pay such expenses after Employee submits their expense report. Payment shall be in approximately two weeks after the expense report is received. The Company shall not reimburse Employee for secretarial and staff support at their home office.

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5. Raises. Employee raises and frequency will be determined by the Company’s Board of Directors.

Part D. Confidentiality; Non-Competition.

As a material inducement to cause the Company to enter into the Agreement, the Employee hereby covenants and agrees that:

1. Confidential Information. The Employee shall, at all times during and subsequent to the Term, keep secret and retain in strictest confidence all confidential matters of the Company, and the “know-how”, trade secrets, technical processes, inventions, equipment specifications, equipment designs, plans, drawings, research projects, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans and strategies, project development, acquisition and bidding techniques and plans, business acquisition plans, and new personnel acquisition plans of the Company and its subsidiaries and divisions (whether now known or hereafter learned by the Employee), except to the extent that (i) such information is generally available to the public without restriction, (ii) the Employee obtains confidentiality agreements with respect to such confidential information, (iii) the Employee is requested by the Board of Directors of the Company or a Committee thereof, or by the Chairman of the Company, to disclose such confidential information, (iv) such information is provided to a customer of the Company pursuant to a request received from such customer in the ordinary course of business, or (v) the Employee is under compulsion of either a court order or a governmental agency’s or authority’s inquiry, order or request to so disclose such information.

2. Property of the Company.

(a) Except as otherwise provided herein, all lists, records and other non-personal documents or papers (and all copies thereof) relating to the Company and/or any of its subsidiaries or divisions, including such items stored in computer hard drives, on backup computer storage or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee, are and shall be the property of the Company, and shall be delivered to the Company on the date of termination of the Employee’s employment with the Company, or sooner upon request of the Company at any time or from time to time.

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(b) All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, plans, drawings, devices or configurations of any kind, any and all improvements to them which are developed, discovered, made or produced, and all trade secrets and information used by the Company and/or its subsidiaries and divisions (including, without limitation, any such matters created or developed by the Employee during the term of the Agreement), shall be the exclusive property of the Company or the subject subsidiary, and shall be delivered to the Company or the subject subsidiary (without the Employee retaining any copies, components or records thereof) on the date of termination of the Employee’s employment with the Company; provided, however, that nothing herein contained shall be deemed to grant to the Company any property rights in any inventions or other intellectual property which may at any time be developed by the Employee which is wholly unrelated to any business then engaged in or under development by the Company.

3. Employees of the Company. The Employee shall not, at any time (whether during the term of the Agreement or at any time thereafter), directly or indirectly, for or on behalf of any business enterprise other than the Company and/or its subsidiaries and affiliates, solicit any employee, distributor or any other affiliate of the Company or any of its subsidiaries to leave their or their employment with the Company or such subsidiary, or encourage any such person to leave such employment or relationship, without the prior written approval of the Company in each instance.

4. Non-Competition. For so long as the Employee shall be receiving any compensation or remuneration under the Agreement, and for a further period of one (1) year thereafter, the Employee shall not, directly or indirectly, whether individually or as an employee, distributor, affiliates, stockholder (other than the passive ownership of up to 5% of the capital stock of a publicly traded corporation), partner, joint venture participant, agent or other representative of any other person, firm or corporation, engage or have any interest in any business (other than the Company or any of its subsidiaries or affiliates) which, in any country in which the Company or any of its subsidiaries or divisions does or solicits business during the Term, is engaged in or derives any revenues from performing any functionally equivalent services or marketing any functionally equivalent products as those services provided and products marketed by the Company or any of its subsidiaries or divisions during the Term.

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At the time of signing of their Agreement, the relevant markets of the Company shall be deemed to be those detailed in SEC filings, press releases, Company web site, Business Plans, Executive Summaries, Private Placement Memorandums and any other Company marketing materials in any country in which the Company or any of its subsidiaries or divisions does or solicits business during the Term.

5. Severability of Covenants. The Employee acknowledges and agrees that the provisions of the Part D are (a) made in consideration of the premises and undertakings of the Company set forth herein, (b) made for good, valuable and adequate consideration received and to be received by the Employee, and (c) reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Company and the business and good will thereof. It is intended that the provisions of the Part D be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration and/or geographic area, only to that extent necessary to render same valid and enforceable (and in such reduced form, such provisions shall then be enforceable), and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

6. Equitable Remedies. The parties hereby acknowledge that, in the event of any breach or threatened breach by the Employee of the provisions of the Part D, the Company will suffer irreparable harm and will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach, the Company may seek and obtain appropriate equitable relief to restrain or enjoin such breach or threatened breach and/or to compel compliance herewith.

7. Trade Secrets. The Parties hereby agree and stipulate that any confidential information of the Parties shall be deemed a “trade secret” as that term is defined under the Economic Espionage Act of 1996 (the “Act”), and further agree and stipulate that the Parties by the Agreement have taken all reasonable steps under the Act to keep such information secret.

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Part E. Miscellaneous.

1. Binding Effect. All of the terms and conditions of the Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

2. Notices. Except as may otherwise be provided herein, any notice, request, demand or other communication required or permitted under the Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to a party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice.

3. Waivers. Neither the Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

4. Captions. The captions and headings used in the Agreement are for convenience of reference only, and shall not affect the construction or interpretation of the Agreement or any of the provisions hereof.

5. Governing Law. The Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by, and construed under, the laws of the State of Utah, without giving effect to principles of conflicts of laws thereof.

6. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

7. Arbitration. Any dispute involving the interpretation or application of the Agreement shall be resolved by final and binding arbitration before an arbitrator designated by, and mutually acceptable to, the Company and the Employee. In the event that the parties cannot agree to the appointment of a mutually acceptable arbitrator, the subject dispute shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in St. Petersburg, Florida, unless mutually agreed to otherwise. The award of any of such arbitrator(s) may be enforced in any court of competent jurisdiction.

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8. Assignment.

(a) The Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on the Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

(b) The Employee may not assign or otherwise transfer any of their obligations or duties hereunder to any other person, firm or corporation, it being understood and agreed that the Agreement is intended to be for the personal services of the Employee only and of no other person.

(c) The Company shall have the right, at any time and from time to time, to cause any payments required hereunder to be made by any subsidiary of the Company. Furthermore, the Company may assign the Agreement to any successor-in-interest who may acquire, whether by direct purchase, sale of securities, merger or consolidation, the assets, business or properties of the Company; provided that no such assignment shall relieve the Company of its duties and obligations to the Employee hereunder, without the prior written consent of the Employee.

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IN WITNESS WHEREOF, the parties hereto have executed the Agreement on and as of the date first set forth above.

Garb Corporation.

By:
	M. Aimee Coleman	Witness
Secretary

Tammy Taylor	Witness
CEO and President

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